Exhibit 99.2

VINTAGE STOCK, INC.

INDEPENDENT AUDITORS' REPORT AND
FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2013 AND 2012

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Vintage Stock, Inc.

Joplin, Missouri

We have audited the accompanying financial statements of Vintage Stock, Inc. which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vintage Stock, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ KPM CPAs, PC

August 22, 2014

Springfield, Missouri

VINTAGE STOCK, INC.

BALANCE SHEETS

December 31, 2013 and 2012

	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$2,650,263	$3,870,797
Receivables	89,121	129,197
Merchandise inventories	12,786,063	11,264,353
Prepaid expenses and other assets	580,391	539,960
Total current assets	16,105,838	15,804,307

Property and Equipment:
Cost	7,092,918	6,195,540
Less accumulated depreciation	3,841,280	3,051,371
Net property and equipment	3,251,638	3,144,169

Other Assets:
Goodwill, net	1,039,167	–
Intangible asset, net	280,000	–
Total other assets	1,319,167	–

Total assets	$20,676,643	$18,948,476

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Debt maturing within one year	$–	$896
Accounts payable	2,314,081	713,174
Accrued wages	822,795	723,595
Sales tax payable	474,724	448,422
Accrued other expenses	499,623	494,854
Income taxes payable	51,000	50,000
Gift certificates outstanding	299,805	259,670
Total current liabilities	4,462,028	2,690,611

Long-Term Debt	1,000,000	–

Stockholders' Equity:
Common stock	365,141	365,141
Treasury stock	(200,000)	(200,000)
Retained earnings	15,049,474	16,092,724
Total stockholders' equity	15,214,615	16,257,865

Total liabilities and stockholders' equity	$20,676,643	$18,948,476

The accompanying notes are an integral part of these financial statements

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VINTAGE STOCK, INC.
STATEMENTS OF INCOME

 Years Ended December 31, 2013 and 2012

	2013		2012
	Amount	% Sales	Amount	% Sales
Revenue	$54,652,552	100.0%	$51,061,468	100.0%
Cost of revenue	22,568,265	41.3	20,919,717	41.0
Gross profit	32,084,287	58.7	30,141,751	59.0

Operating expenses:
Salaries and wages	8,428,019	15.4	7,914,294	15.5
Depreciation and amortization	872,042	1.6	733,972	1.4
Advertising	70,392	.1	143,441	.3
Trade credit incentive	1,120,121	2.1	1,037,539	2.0
Bank and credit card fees	697,807	1.3	631,266	1.2
Insurance	517,096	.9	501,198	1.0
Computer and professional fees	298,172	.5	323,680	.6
Taxes and licenses	921,932	1.7	838,896	1.6
Office	1,060,835	1.9	1,012,595	2.0
Profit sharing expense	123,415	.2	116,678	.2
Rent	5,629,875	10.4	5,560,707	10.9
Travel	169,235	.3	172,446	.3
Utilities	826,756	1.5	805,107	1.6
Repairs	347,651	.6	288,209	.6
Miscellaneous	92,081	.2	58,462	.1
Total store operating expenses	21,175,429	38.7	20,138,490	39.4

Income from operations	10,908,858	20.0	10,003,261	19.6

Other income (expenses):
Gift card breakage	154,000	.3	125,000	.2
Other income	13,837	–	48,065	.1
Interest	(7,888)	–	(232)	–
Gain from disposal of property and equipment	7,030	–	–	–
Total other income	166,979	.3	172,833	.3

Income before income taxes	11,075,837	20.3	10,176,094	19.9
Income tax expense	56,795	.1	53,581	.1

Net income	$11,019,042	20.2%	$10,122,513	19.8%

The accompanying notes are an integral part of these financial statements

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VINTAGE STOCK, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY

 Years Ended December 31, 2013 and 2012

	Common Stock		Treasury	Retained	Total Stockholders'
	Shares	Amount	Stock	Earnings	Equity
Balances at December 31, 2011	282	$365,141	$(200,000)	$14,560,495	$14,725,636

Issuance of nonvoting shares	2,538	–	–	–	–
Distributions	–	–	–	(8,590,284)	(8,590,284)
Net income	–	–	–	10,122,513	10,122,513

Balances at December 31, 2012	2,820	365,141	(200,000)	16,092,724	16,257,865

Distributions	–	–	–	(12,062,292)	(12,062,292)
Net income	–	–	–	11,019,042	11,019,042

Balances at December 31, 2013	2,820	$365,141	$(200,000)	$15,049,474	$15,214,615

The accompanying notes are an integral part of these financial statements

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VINTAGE STOCK, INC.

STATEMENTS OF CASH FLOWS

Years Ended December 31, 2013 and 2012

	2013	2012
Cash flows from operating activities:
Net income	$11,019,042	$10,122,513
Adjustments:
Depreciation	816,209	733,972
Amortization	55,833	–
Gain from disposal of property and equipment	(7,030)	–
Net change in operating accounts:
Receivables	40,076	(53,742)
Merchandise inventories	(1,111,710)	(360,658)
Income taxes recoverable/payable	1,000	5,000
Prepaid expenses and other assets	(40,431)	(13,680)
Accounts payable	1,600,907	90,718
Accrued expenses and sales tax payable	130,271	342,351
Gift certificates outstanding	40,135	46,757
Net cash from operating activities	12,544,302	10,913,231
Cash flows used in investing activities:
Proceeds from sale of property and equipment	7,030	–
Acquisition of store	(1,800,000)
Acquisition of property and equipment	(908,678)	(399,070)
Net cash used in investing activities	(2,701,648)	(399,070)

Cash flows from financing activities:
Proceeds from borrowings	1,000,000	–
Repayment of debt	(896)	(10,750)
Distributions	(12,062,292)	(8,590,284)
Net cash used in financing activities	(11,063,188)	(8,601,034)

Net increase (decrease) in cash and cash equivalents	(1,220,534)	1,913,127

Cash and cash equivalents - beginning of year	3,870,797	1,957,670

Cash and cash equivalents - end of year	$2,650,263	$3,870,797

The accompanying notes are an integral part of these financial statements

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business – The Company operates a chain of retail stores throughout the central United States which buy, sell and trade new and pre-owned movies, music, video games, comics, books, and collectibles.

Statements of cash flows – Cash equivalents include time deposits, certificates of deposit, money market funds, and all highly liquid debt instruments with maturities of three months or less at the date of their acquisition.

Revenue recognition – Merchandise and rental asset revenue is recognized at the point of sale or rental or at the time the merchandise is shipped to the customer. Additionally, revenues are presented net of estimated returns and exclude all sales taxes.

Gift card liabilities are recorded as deferred revenue at the time of sale. The liability is relieved and revenue is recognized upon redemption of the gift cards or when it is determined that gift cards will not be redeemed.

The Company provides customers with the opportunity to trade in used merchandise in exchange for cash consideration or store credit. Merchandise inventory is recorded at a cost equal to the cash offered to the customer. If a customer chooses store credit, credit is issued for the amount of the cash offer plus a premium. Premiums associated with store credit issued as a result of trade in transactions are recorded as expense in the period in which the credits are issued.

Inventories – Inventories have been valued at the lower of cost or market using the individual item method, as determined by the average cost method.

Property and equipment and related depreciation - Property and equipment has been stated at cost. Depreciation has been computed by applying the straight-line method and the following estimated lives:

Category	Estimated Life
Equipment and furnishings	3-10 years
Leasehold improvements	6-19 years

Leasehold improvements are depreciated over the shorter of their economic useful life or their remaining lease term.

Non-compete agreement – The non-compete agreement has been amortized on a straight-line basis over the five-year life of the agreement. The balance sheets reflect the unamortized amount of such costs.

Goodwill – Goodwill has been amortized on a straight-line basis over a ten year period. The balance sheets reflect the unamortized amount of such costs.

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

 Years Ended December 31, 2013 and 2012

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of estimates - Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under such provisions, all income, losses and credits are passed through to the stockholders with no income tax consequences resulting to the Company, unless the Company sells assets owned prior to electing S-Corporation status within ten years of the election and is required to pay tax on the recapture of built-in gains. The Company’s policy is to pay distributions at least equal to the stockholders’ additional individual income taxes incurred for their proportionate share of the corporation’s taxable income.

The Company has analyzed the tax positions taken and has concluded that as of December 31, 2013 and 2012, there are no uncertain positions taken, or expected to be taken, that would require recognition of an asset or liability or disclosure in the financial statements. A tax asset or liability would be recognized if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company believes it is no longer subject to income tax examinations for years prior to 2010. However, tax years prior to 2010 remain subject to examination by certain states. The Company does not believe it likely that changes will occur within the next fiscal year that will have a material impact on the financial statements.

Advertising costs - The Company expenses non-direct response advertising costs as they are incurred.

Sales taxes - The Company’s policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. The Company records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.

Freight costs - The Company includes freight costs in cost of goods sold. Total freight and shipping expense included for the years ended December 31, 2013 and 2012 was $127,806 and $102,941, respectively.

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(2)	BUSINESS ACQUISITION

During the year ended December 31, 2013, the Company acquired a store location from an unrelated third party. Accordingly, the results of the operations of this location are included from the date of the acquisition forward.

The aggregate purchase price for the acquisition made on August 26, 2013 was approximately $1,800,000. The transaction was financed with proceeds from borrowings on a revolving line of credit and available cash and was accounted for under the acquisition method of accounting. The following is a condensed balance sheet showing the fair values acquired as of the date of acquisition:

Goodwill	$1,075,000
Inventory	410,000
Non-compete agreement	300,000
Equipment and furnishings	15,000
$1,800,000

(3)	PROPERTY AND EQUIPMENT

Category	2013	2012
Equipment and furnishings	$6,219,874	$5,439,150
Leasehold improvements	873,044	756,390
	7,092,918	6,195,540
Less accumulated depreciation	(3,841,280)	(3,051,371)
	$3,251,638	$3,144,169

Depreciation amounted to $816,209 and $733,972 for the years ended December 31, 2013 and 2012, respectively.

(4)	INTANGIBLES

	2013
	Cost	Accum. Amort.	Net
Goodwill	$1,075,000	$35,833	$1,039,167
Non-compete agreement	300,000	20,000	280,000
Total	$1,375,000	$55,833	$1,319,167

Amortization amounted to $55,833 for the year ended December 31, 2013.

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(4)	INTANGIBLES (CONTINUED)

Future estimated amortization expense is as follows:

2014	$167,500
2015	167,500
2016	167,500
2017	167,500
2018	147,500
Later years	501,667
$1,319,167

(5)	DEBT

Long-term debt consists of the following:

	2013	2012
Prime; Arvest Bank; maximum $1,000,000 line of credit; secured by Company assets; interest payable monthly; matures August 2014	$1,000,000	$–
0%; Ford Motor Credit; secured by a vehicle; payable $896 per month; matured
February 2013	–	896
Less long-term debt maturing within one year	–	(896)
Long-term debt	$1,000,000	$–

The Company refinanced the Arvest Bank line of credit on February 20, 2014. The credit limit was increased to $4,000,000 and the maturity date was extended to January 31, 2015. Due to this modification, the debt has been classified as long-term debt in the Company’s balance sheet. The modified debt agreement includes covenants for certain financial ratios.

(6)	CONCENTRATION OF CREDIT RISK

The Company maintains its primary operating bank accounts with Arvest Bank. On December 31, 2013, the balance of the accounts exceeded FDIC insurance limits.

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(7)	CREDIT CARD PAYABLE

The Company has a $1,000,000 credit limit on a credit card with Security BankCard as of December 31, 2013. The card charges monthly interest on the unpaid balance if the entire balance is not paid by the due date. The credit card payable at December 31, 2013 and 2012 was $185,224 and $92,264, respectively, and is included in accounts payable on the balance sheet. The card carries no annual fee and no interest was paid during 2013 and 2012.

(8)	STOCKHOLDERS’ EQUITY

At December 31, 2013 and 2012, common stock is composed of the following:

Amount
Vintage Stock, Inc. common stock; no par value;
Class A (voting); 1,000 shares authorized; 307 shares issued;282 shares outstanding	$39,399
Class B (nonvoting); 10,000 shares authorized; 2,538 shares issued and outstanding	325,742
$365,141

At December 31, 2013 and 2012, treasury stock consists of 25 shares of Vintage Stock, Inc. Class A common stock totaling $200,000, at cost.

(9)	RETAINED EARNINGS

Retained earnings at December 31, 2013, includes approximately $9,900,000 in undistributed earnings which have been taxed to the stockholders under the provisions of Subchapter S of the Internal Revenue Code. This amount is available for dividend distributions at the discretion of the Board of Directors.

(10)	CONTRIBUTION TO PROFIT-SHARING PLAN

The Company maintains a profit-sharing plan covering all full-time employees of the Company who are at least 21 years of age. Contributions to the plan are determined each year by the Board of Directors subject to the maximum deduction limitations allowable under the provisions of the Internal Revenue Code. For the years ended December 31, 2013 and 2012, the Company matched 100% of employee contributions up to 4% of compensation. The matching contributions to the plan for the years ended December 31, 2013 and 2012 amounted to $123,415 and $116,678, respectively.

(11)	ADVERTISING COSTS

The Company incurred $70,392 and $143,441 in non-direct response advertising costs during the years ended December 31, 2013 and 2012, respectively. The Company incurred no direct response advertising costs during either year.

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(12)	INCOME TAXES

The provision for income taxes appearing in the statements of income consists of:

	2013	2012

Current	$56,795	$53,581

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. The current tax provision for the years ended December 31, 2013 and 2012 relates to taxes due to certain state taxing authorities.

(13)	OPERATING LEASES

The Company operates all of its current store locations in leased facilities under non-cancelable leases which are accounted for as operating leases. Remaining lease terms range from 1 to 9 years excluding additional renewal periods. The leases on several locations are based on a minimum monthly rate or a stated percent of gross sales. A substantial portion of leases provide for various renewal terms. Total rent expense, including common area maintenance, for the years ended December 31, 2013 and 2012 amounted to $5,629,875 and $5,560,707, respectively.

Future minimum lease payments under operating leases at December 31, 2013, are as follows:

Amount
2014	$4,581,600
2015	4,235,100
2016	3,738,000
2017	3,374,000
2018	2,513,400
Thereafter	4,303,500
Total minimum lease payments	$22,745,600

(14)	CASH FLOW STATEMENT DISCLOSURES

Supplemental disclosure of cash flow information:

	2013	2012
Cash paid during the year for:
Income taxes	$55,795	$48,581
Interest	7,888	232

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VINTAGE STOCK, INC.

NOTES TO FINANCIAL STATEMENTS

Years Ended December 31, 2013 and 2012

(15)	CONTINGENT LIABILITY

At December 31, 2013, the Company was a direct guarantor for debts of related companies. The debts total $12,580,000 with outstanding balances of $6,844,685 at December 31, 2013. The debts mature in November 2014 ($10,580,000) and March 2015 ($2,000,000).

(16)	SUBSEQUENT EVENTS

Management has evaluated subsequent events between the end of the most recent fiscal year end and August 22, 2014, the date the financial statements were available to be issued.

The Company declared and paid distributions to stockholders in 2014 totaling $7,200,232.

(17)	RECLASSIFICATION

Certain amounts in the accompanying financial statements for the year ended December 31, 2012 have been reclassified to conform to the current year presentation.

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